SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) October 17, 2005


                            ZENEX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


       Oklahoma                   000-24684                    73-1587867
(State or other jurisdiction     (Commission                 (IRS Employer
    of incorporation)            File Number)              Identification No.)


                             14220 S. Meridian Ave.
                          Oklahoma City, Oklahoma 73173
               (Address of principal executive offices) (Zip Code)

                                 (405) 692-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
        (17 CFR 240.14a-12(b))

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))


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Information to be Included in the Report

Item 1.01 Entry into a Material Definitive Agreement

     On October 17, 2005, the Board of Directors of Zenex International, Inc. (the "Company") adopted the Zenex International, Inc. 2005 Stock Incentive Plan (the "Plan"), subject to shareholder approval. The Plan will be administered by the Board of Directors, or a committee of the Board of Directors and all officers, employees, directors and individual consultants of the Company will be allowed to participate in the Plan. The Plan has a term of ten years. Accordingly, no grants may be made under the Plan after October 17, 2015, but the Plan will continue thereafter while previous grants remain subject to the Plan.

     The aggregate number of shares of common stock available under the Plan is 5,000,000 shares. The Plan authorizes the Board of Directors to grant options that are incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options (any stock option that is not an incentive stock option), and restricted stock. All grants under the Plan will be made in the discretion of the Board of Directors.

    On October 17, 2005, the Board of Directors granted options exercisable for a total of 1,000,000 shares to Ron Carte in his role as President, and options exercisable for a total of 500,000 shares to each of Ron Carte, David Aduddell, Debra Morehead, Tom Parrish and Jerry Whitlock in their roles as Directors. All options were issued with an exercise price of $0.78 per share. Of the 1,000,000 options issued to Ron Carte as President, 200,000 options vested immediately, 400,000 options will vest in four equal annual installments, and 400,000 options will vest in four equal annual installments, but only if the Company meets certain performance goals to be set by the disinterested Board of Directors. The 500,000 options granted to each of Ms. Morehead and Messrs. Carte, Aduddell, Parrish and Whitlock vest in five equal annual installments, but only if a director meets the specific performance goals for that director to be set by the other directors. All option grants are subject to shareholder approval at the next annual meeting of the Company's shareholders. Tim Aduddell, a director who did not receive a grant of options, stressed the importance of tying the vesting of options to the attainment of performance goals. The Board of Directors anticipates finalizing the specific performance goals for each optionee by the end of 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ZENEX INTERNATIONAL, INC.

                                   RON CARTE
                                   Ron Carte, President

October 21, 2005